Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Malibu Boats, Inc. of our report dated January 6, 2014, relating to our audit of the balance sheet of Malibu Boats, Inc. appearing in the Prospectus, which is part of Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-197095).

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ McGladrey LLP

Indianapolis, Indiana

July 9, 2014